            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

<Caption)
-----------------------------------------------------------         --------------------------------------------------------------
                                    GIVE THE                                                         GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:           SOCIAL SECURITY                 FOR THIS TYPE OF                  IDENTIFICATION
                                    NUMBER OF --                    ACCOUNT:                          NUMBER OF --
-----------------------------------------------------------         --------------------------------------------------------------
 1. An individual's account         The individual                  8. Sole proprietorship            The Owner4
                                                                       account

 2. Two or more individuals         The actual owner                9. A valid trust, estate, or      Legal entity (Do not furnish
    (joint account)                 of the account or,                 pension trust                  the identifying number of
                                    if combined funds,                                                the personal representative
                                    the first individual                                              or trustee unless the legal
                                    on the account1                                                   entity itself is not
                                                                                                      designated in the account
 3. Husband and wife                The actual owner of the                                           title)5
    (joint account)                 account or, if joint
                                    funds, either person1          10. Corporate account              The corporation

 4. Custodian account of            The minor2                     11. Religious, charitable,         The organization
    a minor (Uniform                                                   or edu cational organization
    Gift to Minors Act)                                                account

 5. Adult and minor                 The adult or, if               12. Partnership account held       The partnership
    (joint account)                 the minor is the only              in the name of the business
                                    contributor, the minor1
                                                                   13. Association, club, or          The organization
 6. Account in the name             The ward, minor, or                other tax-exempt
    of guardian or                  incompetent person3                organization
    committee for a
    designated ward,                                               14. A broker or registered         The broker or nominee
    minor, or                                                          nominee
    incompetent person
                                                                   15. Account with the Department    The public entity
 7. a. The usual revocable          The grantor-trustee1               of Agriculture in the name
       savings trust account                                           of a public entity (such as a
       (grantor is also                                                State or local government,
       trustee)                                                        school district or prison)
                                                                       that receives agricultural
   b. So-called trust                The actual owner1                 program payments
      account that is
      not a legal or
      valid trust under
      State law
-----------------------------------------------------------         --------------------------------------------------------------

1 List first and circle the name of the person whose number you furnish.

2 Circle the minor's name and furnish the minor's social security number.

3 Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

4 Show your individual name. You may also enter your business name. You may use either your Social Security number or your Employer Identification number.

5 List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities) (for individuals), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
-   A corporation.
-   A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
-   The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-   An international organization or any agency, or instrumentality thereof.
- A registered dealer in securities or commodities in the U.S. or a possession of the U.S.
-   A real estate investment trust.
-   A common trust fund operated by a bank under section 584(a) of the Code.
-   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
-   An entity registered at all times under the Investment Company Act of 1940.
-   A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under section 1441 of the Code.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:
-   Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
-   Payments described in Section 6049(b)(5) of the Code to nonresident aliens.
-   Payments on tax-free covenant bonds under Section 1451 of the Code.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER COMPLETED INTERNAL REVENUE FORM W-(CERTIFICATE OF FOREIGN STATUS).

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 604?, 6041(a), 6045, 6050A and 6050N of the Code and the regulation promulgated thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE